        EXHIBIT 99.1

News Release

BOARDWALK ANNOUNCES SECOND QUARTER 2007 RESULTS

HOUSTON, July 30, 2007 -- Boardwalk Pipeline Partners, LP (NYSE:BWP) announced today its results for the quarter ended June 30, 2007, which included the following items:

−	Net income of $35.4 million for the quarter and $115.7 million for the six months ended June 30, 2007, an 11.0% and 13.9% increase from $31.9 million and $101.6 million in the comparable 2006 periods.

−
Operating revenues of $150.5 million for the quarter and $338.7 million for the six months ended June 30, 2007, a 16.9% and 11.7% increase from $128.7 million and $303.1 million in the comparable 2006 periods.

−
Earnings before interest, taxes, depreciation and amortization (EBITDA) of $64.4 million for the quarter and $177.0 million for the six months ended June 30, 2007, a slight decrease and a 4.8% increase from $65.4 million and $168.9 million in the comparable 2006 periods.

The Partnership stated that operating results for the quarter and six months ended June 30, 2007, were driven primarily by the following:

▪	higher revenues from increased utilization and strong demand for firm transportation, PAL and storage services;

▪	incremental revenues from the Carthage, TX to Keatchie, LA pipeline expansion which went into service in late 2006; and

▪	a $14.7 million impairment loss related to the Magnolia storage expansion project.

Expansion capital expenditures were $204.3 million for the quarter and $359.4 million for the six months ended June 30, 2007.  Maintenance capital expenditures were $13.7 million for the quarter and $20.6 million for the six months ended June 30, 2007.

        EXHIBIT 99.1

Earnings Per Unit

Earnings per limited partner unit for the second quarter and six month period ended June 30, 2007, have been adjusted by an assumed allocation to the general partner’s incentive distribution rights (IDRs) in accordance with generally accepted accounting principles applicable to companies having two classes of securities (EITF No. 03-6). Under EITF No. 03-6, earnings are allocated to participating securities in accordance with contractual participation rights assuming that all earnings for the period were distributed. Payments made on account of the IDRs are determined in relation to actual declared distributions and are not based on the assumed allocation required by EITF 03-6.

A reconciliation of the limited partners' interest in net income and net income available to limited partners used in computing net income per limited partner unit is as follows (in thousands, except weighted average units and per unit data):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Limited partners' interest in net income	$34,249	$31,262	$112,672	$99,597
Less assumed allocation to incentive distribution rights	(491)	-	3,696	3,503
Net income available to limited partners	$34,740	$31,262	$108,976	$96,094
Less assumed allocation to subordinated units	5,635	7,372	32,009	31,378
Net income available to common units	$29,105	$23,890	$76,967	$64,716
Weighted average common units	83,156,122	68,256,122	79,576,012	68,256,122
Weighted average subordinated units	33,093,878	33,093,878	33,093,878	33,093,878
Net income per limited partner unit-common units	$0.35	$0.35	$0.97	$0.95
Net income per limited partner unit–subordinated units	$0.17	$0.22	$0.97	$0.95

Conference Call
The Partnership has scheduled a conference call for July 30, 2007, at 9:00 a.m. EDT, to review the second quarter results. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please go to the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 543-6411. The PIN number to access the call is 86421718.

Replay
An audio replay will also be available on the Boardwalk website www.bwpmlp.com immediately following the call.

        EXHIBIT 99.1

Non-GAAP Financial Measure - EBITDA

EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts, and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the natural gas transportation, gathering, and storage business. EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). EBITDA is not necessarily comparable to a similarly titled measure of another company.

The following table presents a reconciliation of the Partnership's EBITDA to its net income, the most directly comparable GAAP financial measure, for each of the periods presented below (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Net Income	$35,448	$31,900	$115,682	$101,630
Income taxes	132	246	362	246
Depreciation and amortization	20,219	18,727	40,134	37,410
Interest expense	14,548	15,215	31,345	30,847
Interest income	(5,968)	(698)	(10,542)	(1,242)
Interest income from affiliates, net	(13)	(7)	(20)	(7)
EBITDA	$64,366	$65,383	$176,961	$168,884

About Boardwalk

Boardwalk Pipeline Partners, LP is a limited partnership engaged, through its subsidiaries, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, in the interstate transportation and storage of natural gas. Boardwalk owns and operates interstate natural gas pipeline systems, comprised of an aggregate of approximately 13,400 miles of pipeline and underground storage fields having aggregate working gas capacity of approximately 146 Bcf.

Forward-Looking Statements

Statements contained in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Partnership's overall business and financial performance, can be found in the reports and other documents filed by the Partnership and its predecessor with the Securities and Exchange Commission. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Partnership expressly disclaims any obligation or undertaking to release publicly any updates or revisions to its forward-looking statements to reflect any change in the Partnership's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

        EXHIBIT 99.1

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Thousands of Dollars, except number of units and per unit amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2007	2006	2007	2006
Operating Revenues:
Gas transportation	$115,008	$105,390	$267,922	$256,402
Parking and lending	12,796	9,414	31,178	22,931
Gas storage	10,489	7,196	18,199	16,814
Other	12,249	6,662	21,355	6,961
Total operating revenues	150,542	128,662	338,654	303,108

Operating Costs and Expenses:
Operation and maintenance	42,995	36,833	82,454	75,160
Administrative and general	22,116	22,844	47,909	50,232
Depreciation and amortization	20,219	18,727	40,134	37,410
Taxes other than income taxes	7,209	6,785	15,169	12,014
Asset impairment	14,698	-	14,698	-
Net (gain) loss on disposal of operating assets and related contracts	(1,001)	(2,391)	1,638	(2,205)
Total operating costs and expenses	106,236	82,798	202,002	172,611

Operating income	44,306	45,864	136,652	130,497

Other Deductions (Income):
Interest expense	14,548	15,215	31,345	30,847
Interest income	(5,968)	(698)	(10,542)	(1,242)
Interest income from affiliates, net	(13)	(7)	(20)	(7)
Miscellaneous other deductions (income), net	159	(792)	(175)	(977)
Total other deductions	8,726	13,718	20,608	28,621

Income before income taxes	35,580	32,146	116,044	101,876

Income taxes	132	246	362	246

Net income	$35,448	$31,900	$115,682	$101,630

Calculation of limited partners’ interest in Net income:
Net income	$35,448	$31,900	$115,682	$101,630
Less general partner’s interest in Net income	1,199	638	3,010	2,033
Limited partners’ interest in Net income	$34,249	$31,262	$112,672	$99,597
Basic and diluted net income per limited partner unit:
Common units	$0.35	$0.35	$0.97	$0.95
Subordinated units	$0.17	$0.22	$0.97	$0.95
Cash distribution to common and subordinated unitholders	$0.43	$0.36	$0.845	$0.54
Weighted-average number of limited partner units outstanding:
Common units	83,156,122	68,256,122	79,576,012	68,256,122
Subordinated units	33,093,878	33,093,878	33,093,878	33,093,878

        EXHIBIT 99.1

Contact:                                                      Boardwalk Pipeline Partners, LP
Jamie Buskill, 270-688-6390
Senior VP, Chief Financial Officer and Treasurer

or

Monique Vo, 866-913-2122
Investor Relations

SOURCE:                                              Boardwalk Pipeline Partners, LP